Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES LAUNCH OF
AUTHORIZED GENERIC VERSION OF TESTIM (TESTOSTERONE GEL)

CHESTERBROOK, Pa., June 11, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced that it has partnered with Prasco, LLC (“Prasco”) to introduce an Authorized Generic version of Testim® (testosterone gel). Prasco has product inventory available and has commenced shipping product. Testim and its Authorized Generic version are testosterone gels approved by the U.S. Food and Drug Administration to treat adult males who have low or no testosterone.

“While Testim has continued to represent an important portion of Auxilium’s net sales, we have been proactively planning for this launch in an effort to most strategically position our product franchise to compete in the increasingly crowded and challenging Testosterone Replacement Therapy (TRT) gel market,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe the launch of this Authorized Generic of Testim with Prasco could expand the Testim franchise market, build upon our efforts to manage Testim as a mature brand and enable Auxilium to realize maximum shareholder value.”

Auxilium will maintain responsibility for the manufacture of Testim and the Authorized Generic testosterone gel, as well as for the distribution of branded Testim.

About Testim®

Testim is a prescription medicine that contains testosterone. Testim is used to treat adult males who have low or no testosterone. Your healthcare provider will test your blood before you start and while you use Testim. It is not known if Testim is safe or effective in children younger than 18 years old. Improper use of testosterone in children may affect bone growth.

Testosterone products that are applied to the skin may have different doses, strengths, or application instructions that may lead to different levels of testosterone in your body.

Testim is a controlled substance (CIII) because it contains testosterone that can be a target for people who abuse prescription medicines. Keep your Testim in a safe place to protect it. Testim is not meant for use in women.

Important Safety Information

•                  Early signs of puberty have happened in young children who were accidentally exposed to testosterone through contact with men using Testim

•                  Testim can transfer from your body to others

•                  Women and children should avoid contact with the unwashed or unclothed area where Testim has been applied. If a woman or child makes contact with the Testim application area, that area on the woman or child should be washed well with soap and water right away

•                  To lower the risk of transfer of Testim from your body to others, you should: Apply Testim only to the areas of your shoulders and upper arms that will be covered by a short sleeve T-shirt and wash your hands right away with soap and water after applying Testim. After the gel has dried, cover the application area with clothing and keep the area covered until you have washed the application area well or have showered. If you expect to have skin-to-skin contact with another person, first wash the application area well with soap and water

•                  Stop using Testim and call your healthcare provider right away if you see any signs and symptoms in a child or a woman that may have occurred through accidental exposure to Testim

•                  Do NOT apply Testim to the genitals or abdomen

•                  Do not use Testim if you: have breast cancer; have or might have prostate cancer; are pregnant or may become pregnant or are breastfeeding. Testim may harm your unborn or breastfeeding baby. Women who are pregnant or who may become pregnant should avoid contact with the area of skin where Testim has been applied

•                  Tell your healthcare provider about all the medicines you take. Especially, tell your healthcare provider if you take: insulin, medicines that decrease blood clotting, corticosteroids

•                  Testim can cause serious side effects including:

•                  If you already have enlargement of your prostate gland your signs and symptoms can get worse while using Testim. These can include changes in urination

•                  Possible increased risk of prostate cancer. Your healthcare provider should check you for prostate cancer or any other prostate problems before you start and while you use Testim

•                  Blood clots in the legs. This can include pain, swelling or redness of your legs

•                  In large doses Testim may lower your sperm count

•                  Swelling of your ankles, feet, or body, with or without heart failure. This may cause serious problems for people who have heart, kidney or liver disease

•                  Enlarged or painful breasts

•                  Having problems breathing while you sleep (sleep apnea)

•                  Testim is flammable until dry. Let the Testim dry before smoking or going near an open flame

•                  Testim is not interchangeable with other topical testosterone products

•                  The most common side effects of Testim include: skin irritation where Testim is applied; increased red blood cell count; headache; increased blood pressure. Other side effects include more erections than are normal for you or erections that last a long time

For more information, including the full Prescribing Information and Medication Guide, please visit www.Testim.com.

About Prasco

Prasco, the Authorized Generic Company, is a privately held healthcare company located in Mason, Ohio. As the acknowledged category leader, Prasco has more Authorized Generic partnerships than any other company. Established brand companies rely on Prasco to bring their brand products to the generic marketplace as Authorized Generics, which offers alternatives to consumers and pharmacists. For more information, visit www.prasco.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA® (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The

Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: whether the launch of the authorized generic version of Testim will expand the market for the Testim franchise, build upon Auxilium’s efforts to manage Testim as a mature brand or enable Auxilium to realize maximum shareholder value; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated from time to time by Auxilium’s Quarterly Reports on Form 10-Q and, where applicable, Current Reports on Form 8-K. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com